First National Corporation

FIRST NATIONAL CORPORATION - VA
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FXNC2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54037-S91315 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIRST NATIONAL CORPORATION - VA

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
1. Approval of the Agreement and Plan of Merger dated as March 25, 2024, by and between First National Corporation and Touchstone Bankshares, Inc., under which Touchstone Bankshares, Inc. will merge with and into First National Corporation, and the transactions contemplated thereby, including the proposed issuance of shares of First National Corporation common stock, $1.25 par value per share, to the holders of common stock and Series A Preferred Stock of Touchstone Bankshares, Inc.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 8,000,000 to 16,000,000.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Approval of the adjournment of the First National Corporation Special Meeting, if necessary or appropriate to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 or 2.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V54038-S91315

FIRST NATIONAL CORPORATION - VA
Special Meeting of Shareholders
August 29, 2024 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Elizabeth H. Cottrell and Scott C. Harvard, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FIRST NATIONAL CORPORATION - VA that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held in a virtual meeting format only at www.virtualshareholdermeeting.com/FXNC2024SM, on Thursday, August 29, 2024, beginning at 10:00 AM ET, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side